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Exhibit 10.1

PERFORMANCE INCENTIVE PLAN
OF THE COCA-COLA COMPANY
As Amended and Restated as of January 1, 2008

I. Plan Objective

        The purpose of the Performance Incentive Plan of The Coca-Cola Company is to promote the interests of The Coca-Cola Company (the "Company") by providing additional incentive for participating officers and other employees who contribute to the improvement of operating results of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth and profitability and efficient operation of the Company.

        The Company intends for the Awards payable to certain Executives under this Plan to be performance-based compensation under Code Section 162(m).

II. Definitions

        The terms used herein will have the following meanings:

        "Award" means an amount calculated and awarded under the Plan to a Participant.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company" means The Coca-Cola Company.

        "Compensation Committee" means the Compensation Committee of the Board (or a subset thereof) consisting of not less than two members of the Board, each of whom is an "outside director" under Code Section 162(m).

        "Employee" means any person regularly employed on a full-time or part-time basis by the Company or a Related Company.

        "Executive" means any Employee whose compensation is within the purview of the Compensation Committee pursuant to the Compensation Committee's practices and policies.

        "Management Committee" means the committee appointed by the Compensation Committee to administer the Plan.

        "Minority-Owned Related Company" means any corporation or business organization in which the Company owns, directly or indirectly, during the relevant time, 20% or more, but less than 50%, of the voting stock or capital.

        "Participant" means an Employee who satisfies the eligibility requirements set forth in Section IV of the Plan.

        "Performance Period" means the time period for which a Participant's performance is measured for purposes of receiving an Award.

        "Plan" means this Performance Incentive Plan of The Coca-Cola Company.

        "Plan Year" means the 12-month period beginning January 1 and ending December 31.

        "Related Company" means any corporation or business organization in which the Company owns, directly or indirectly, during the relevant time, either (i) 50% or more of the voting stock or capital where such entity is not publicly held, or (ii) an interest which causes the other entity's financial results to be consolidated with the Company's financial results for financial reporting purposes.

III. Administration

        The Plan will be administered by the Compensation Committee and/or the Management Committee. No person, other than members of these committees, shall have any discretion concerning decisions regarding the Plan. The Compensation Committee and/or the Management Committee, in its sole discretion, will determine which of the Participants to whom, and the time or times at which, Awards will be granted under the Plan, and the other conditions of the grant of the Awards. The provisions and conditions of the grants of Awards need not be the same with respect to each grantee or with respect to each Award.

        The Compensation Committee will, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and will make determinations and will take such other action in connection with or in relation to accomplishing the objectives of the Plan as it deems necessary or advisable. Each determination or other action made or taken by the Compensation Committee or the Management Committee pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Awards granted hereunder will be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, any Related Company, the Compensation Committee, the Management Committee, the Board, officers, the affected Employees of the Company or Related Companies, and any Participant or former Participant under the Plan, as well as their respective successors in interest.

IV. Eligibility and Participation

        a.    Eligibility.    Eligibility for participation in the Plan is determined in the sole discretion of the Compensation Committee or the Management Committee. An Employee is eligible to participate in the Plan if 1) the Employee is compensated in an amount at least equal to the minimum salary grade guideline established annually by the Management Committee, and 2) the Employee is recommended for participation in the Plan by his or her immediate superior and is approved for such participation by the operating head of the Employee's unit.

        The fact that an Employee is eligible to participate in the Plan in one Plan Year does not assure that the Employee will be eligible to participate in any subsequent year. The fact that an Employee is eligible to participate in the Plan for any Plan Year does not mean that the Employee will receive an Award in any Plan Year. The Compensation Committee or the Management Committee will determine an Employee's eligibility for participation in the Plan from time to time prior to or during each Plan Year.

        b.    Participation.    In the case of Executives, generally, the Compensation Committee annually will select the Participants no later than 90 days after the beginning of a Performance Period (or, if shorter, before 25% of the Performance Period has elapsed) in accordance with Code Section 162(m). Following such selection by the Compensation Committee, the Participants will be advised they are participants in the Plan for a Performance Period.

V. Performance Criteria and Performance Goals

        a.    Performance Criteria.    Performance will be measured based upon one or more objective criteria for each Performance Period. Criteria will be measured over the Performance Period. No later than 90 days of the beginning of a Performance Period (or, if shorter, before 25% of the Performance Period has elapsed), the Compensation Committee shall specify in writing which of the following criteria will apply during such Performance Period, as well as any applicable matrices, schedules, or formulae applicable to weighting of such criteria in determining performance. Only Performance Criteria that have been approved by shareowners shall be used for awards to Executives.

  •
  increase in shareowner value;

  •
  earnings per share;

  •
  net income;

  •
  return on assets;

  •
  return on shareowners' equity;

  •
  increase in cash flow;

  •
  operating profit or operating margins;

  •
  revenue growth of the Company;

  •
  operating expenses;

  •
  quality as determined by the Company's Quality Index;

  •
  economic profit;

  •
  return on capital;

  •
  return on invested capital;

  •
  earnings before interest, taxes, depreciation and amortization;

  •
  earnings before interest, taxes, and amortization;

  •
  goals relating to acquisitions or divestitures;

  •
  unit case volume;

  •
  operating income;

  •
  brand contribution;

  •
  value share of Non Alcoholic Ready-To-Drink segment;

  •
  volume share of Non Alcoholic Ready-To-Drink segment;

  •
  net revenue;

  •
  gross profit; and

  •
  profit before tax.

        b.    Performance Goals.    Using any applicable matrices, schedules, or formulae applicable to weighting of the performance criteria, the Compensation Committee will develop, in writing, performance goals for the Participants for a Performance Period, no later than 90 days of the start of the Performance Period (or, if shorter, before 25% of the Performance Period has elapsed) in which they would apply. The Compensation Committee shall have the right to use different performance criteria for different Participants. When the Compensation Committee sets the performance goals for a Participant, the Compensation Committee shall establish the general, objective rules which will be used to determine the extent, if any, that a Participant's performance goals have been met and the specific, objective rules, if any, regarding any exceptions to the use of such general rules, and any such specific, objective rules may be designed as the Compensation Committee deems appropriate to take into account any extraordinary or one-time or other non-recurring items of income or expense or gain or loss or any events, transactions or other circumstances that the Compensation Committee deems relevant in light of the nature of the performance goals set for the Participant or the assumptions made by the Compensation Committee regarding such goals.

        In the case of an Executive, in the event that a Participant is assigned a performance goal following the time at which performance goals are normally established for the Performance Period due to placement in a position, or due to a change in position after the start of the Performance Period, the Performance Period for such Participant may be the portion of the Plan Year or original Performance Period remaining, whichever is applicable. In such case, the Compensation Committee will develop in writing performance goals for each such Participant before 25% of the Performance Period in which they would apply elapses.

VI. Awards

        An Award to a Participant will be based on a percentage of the Participant's base salary and shall be established by the Compensation Committee or the Management Committee.

        The Compensation Committee or the Management Committee may, in each of their respective sole discretion, adjust the Award for each Participant based upon that Participant's over achievement or under achievement in terms of his or her individual performance and the performance of the Participant's operating unit during the Plan Year. However, if any amount of the Award is based upon criteria other than objective measures established in accordance with Section V, the excess will not be performance based compensation under Code Section 162(m).

        a.    Hiring or Termination During Performance Period.    An Employee who is selected as a Participant after the beginning of a Plan Year or a Participant who retires, who dies, or whose employment is transferred to a Related Company or Minority-Owned Related Company prior to the end of such Plan Year will be eligible to receive a pro rata share of an Award based on the number of months of participation during any portion of such Plan Year if, in the sole discretion of the Compensation Committee or the Management Committee, such an award is merited. A Participant whose employment is otherwise terminated prior to the end of such Plan Year will not be eligible for an Award.

        b.    Termination of Employment Prior to Payment.    A Participant shall receive payment of an Award for any Performance Period if his or her employment with the Company or a Related Company has terminated before the date the Award is actually paid unless the Compensation Committee in the exercise of its absolute discretion affirmatively directs the Company not to pay such Award to, or on behalf of, such Participant.

VII. Determination and Timing of Awards

        At the end of each applicable Performance Period, the Compensation Committee shall certify the extent, if any, to which the measures established in accordance with Section V have been met. All Awards to Participants who are Executives will be made by the Compensation Committee in its sole discretion. Awards to all other Participants shall be made by the Management Committee in its sole discretion. Awards will be paid for a particular Plan Year on the March 15th following the end of the Plan Year, or if March 15th is not a business day, the first business day immediately preceding the March 15th following the end of the Plan Year.

VIII. Method of Payment of Awards

          a.    Payments of Awards.    Except as otherwise provided in this Plan, Awards for each Participant will be paid in cash.

        b.    Deferral of Payment of Award.    An Award paid in cash may be deferred under The Coca-Cola Company Deferred Compensation Plan (or comparable international plan, if any) if the language of the applicable plan so provides.

        c.    Recapture of Award.

            (i)  If, within one year after receiving an Award, any Employee (a) renders services for any organization which, in the sole judgment of the Compensation Committee or Management Committee, is or becomes competitive with the Company, or (b) is terminated for a violation of any written policy of the Company, the Employee shall reimburse the Company the full amount of the Award.

           (ii)  The Company will seek to recoup any Award paid to any Executive if (a) the amount of such Award was based on the achievement of certain financial results that were subsequently the subject of a restatement, (b) the Compensation Committee determines that such Executive engaged in misconduct that resulted in the obligation to restate, and (c) a lower Award would have been made to the Executive based upon the restated financial results.

        d.    Withholding for Taxes.    The Company will have the right to deduct from any and all Award payments any taxes required to be withheld with respect to such payment, including hypothetical taxes under the Company's International Service Program Policy and/or Tax Equalization Policy. For Participants who are International Service Associates or other international employees, all taxes remain the Participant's responsibility, except as expressly provided in the Company's International Service Policy and/or Tax Equalization Policy. The Company and any Related Company (i) make no representations or undertaking regarding the treatment of any taxes in connection with any Award; and (ii) do not commit to structure the terms of the Award to reduce or eliminate the Participant's liability for taxes.

        e.    Payments to Estates.    Awards and interest thereon, if any, which are due to a Participant pursuant to the provisions hereof and which remain unpaid at the time of his or her death will be paid in full to the Participant's estate.

        f.    Offset for Monies Owed.    Any payments made under this Plan will be offset for any monies that the Management Committee determines are owed to the Company or any Related Company.

IX. Amendment and Termination

        The Compensation Committee may amend, modify, suspend, reinstate or terminate this Plan in whole or in part at any time or from time to time; provided, however, that no such action will adversely affect any right or obligation with respect to any Award theretofore made. The Compensation Committee and the Management Committee may deviate from the provisions of this Plan to the extent such committee deems appropriate to conform to local, laws and practices.

X. Applicable Law

        The Plan and all rules and determinations made and taken pursuant hereto will be governed by the laws of the State of Delaware, to the extent not preempted by federal law, and construed accordingly.

XI. Effect on Benefit Plans

        Awards will not be included in the computation of benefits under any group life insurance plan, travel accident insurance plan, personal accident insurance plan or under Company policies such as severance pay and payment for accrued vacation, unless required by applicable laws.

XII. Change in Control

        If there is a Change in Control as defined in this Section XII at any time during a Plan Year, (1) the Compensation Committee or the Management Committee promptly shall determine the Award which would have been payable to each Participant under the Plan for such Plan Year if he had continued for work for the Company for such entire year and all performance goals established under Section V had been met in full for such Plan Year by multiplying his target percentage by his annual salary as in effect on the date of such Change in Control and (2) each such Participant's nonforfeitable interest in his Award (as so determined by the Compensation Committee or the Management Committee) thereafter shall be determined by multiplying such Award by a fraction, the numerator of which shall be the number of full, calendar months he is an employee of the Company during such Plan Year and the denominator is 12 or the number of full calendar months the Plan is in effect during such Plan Year, whichever is less. The payment of a Participant's nonforfeitable interest in his Award under this Section XII shall be made in cash as soon as practicable after his employment by the Company terminates or as soon as practicable after the end of such Plan Year, whichever comes first.

        A "Change in Control," for purposes of this Section XII, will mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on January 1, 2004, provided that such a change in control will be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act as in effect on January 1, 2004) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act as in effect on January 1, 2004) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareowners of the Company approve any merger or consolidation as a result of which its stock will be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company, and such merger, consolidation, liquidation or sale is completed; or (iv) the shareowners of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareowners of the Company immediately prior to the effective date of the merger or consolidation will have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation, and such merger, consolidation, liquidation or sale is completed; provided, however, that no Change in Control will be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board determines otherwise. Additionally, no Change in Control will be deemed to have occurred under clause (i) if, subsequent to such time as a Change of Control would otherwise be deemed to have occurred, a majority of the Directors in office prior to the acquisition of the securities by such person determines otherwise.

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  Exhibit 10.1
IV. Eligibility and Participation
V. Performance Criteria and Performance Goals
VI. Awards
VII. Determination and Timing of Awards
VIII. Method of Payment of Awards
IX. Amendment and Termination
X. Applicable Law
XI. Effect on Benefit Plans
XII. Change in Control